                                     DRAFT

                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            Filed by the Registrant /X/

                            Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14A-11(c) or
                 Rule 14a-12
      / /        Confidential, for Use of the C Only (as permitted by
                 Rule 14A

                       VIANT CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, of other than the
                                    Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/        No fee required.
/ /        Fee computed on the table below per Exchange Act
           rules 14a-6(i)(1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined.
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed
                ----------------------------------------------------------

                               VIANT CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Viant Corporation, a Delaware corporation (the "Company"), will be held on May 24, 2000, at 10:00 a.m. local time, at the Company's principal offices located at 89 South Street, Boston, Massachusetts 02111, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect one Class I director to the Board of Directors for a term of three years expiring upon the 2003 Annual meeting of stockholders or until her successor is elected;

    2. To approve an amendment to the 1999 Stock Plan, whereby an additional 4,500,000 shares of the Company's common stock will be reserved for issuance under the 1999 Stock Plan.

    3. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants for the fiscal year ending December 29, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 10, 2000, are entitled to receive notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                        Sincerely,

                                        /s/ Robert L. Gett
                                        Robert L. Gett
                                        President and Chief Executive Officer

Boston, Massachusetts
May 1, 2000

                               VIANT CORPORATION
             PROXY MATERIAL FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of Viant Corporation, a Delaware corporation (the "Company"), for use as its 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2000, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purpose set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of the Stockholders. The Annual Meeting will be held at the Company's principal offices located at 89 South Street, Boston, Massachusetts 02111. The Company's telephone number is (617) 531-3700.

    These proxy solicitation materials were mailed on or about May 1, 2000 to all stockholders entitled to vote for the meeting.

RECORD DATE: OUTSTANDING SHARES

    Stockholders of record at the close of business on April 10, 2000 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 46,919,928 shares of the Company's common stock, $0.001 par value, were issued and outstanding and held by 419 stockholders.

REVOCABILITY OF PROXIES

    Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Secretary of the Company or by executing a proxy bearing a later date. Your attendance at the Annual Meeting, in and of itself, may not revoke a prior dated proxy.

VOTING AND SOLICITATION

    Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Stockholders will not be allowed to cumulate their votes in the election of directors. In the election of directors, each stockholder will be entitled to vote for one nominee and the nominee with the greatest number of votes will be elected.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax.

QUORUM; ABSENTATIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of or opposed to approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class I director, for the increase in the number of shares issuable under the Company's 1999 Stock Plan, for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSAL

    Stockholder proposals which are intended to be presented at the Company's 2001 Annual Meeting must be received by the Company no later than January 24, 2001 in order to be included in the proxy statement and form of proxy for that meeting.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Certificate of Incorporation and Bylaws, the Company's Board of Directors currently consists of five (5) persons, divided into three (3) classes serving staggered terms of three (3) years. Currently there is one (1) director in Class I, two (2) directors in Class II and two
(2) directors in Class III. One Class I director is to be elected at the Annual Meeting, leaving two (2) vacancies on the Board of Directors among the Class I directors. Although two (2) vacancies will remain among the Class I directors following the Annual Meeting, the form of proxy delivered with this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named therein. The Company is currently conducting a search for suitable candidates for the vacant Class I positions. The Class II and Class III directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. The Class I director elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until her successor has been duly elected and qualified.

    In the event that any such person becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee will be unavailable to serve.

NOMINEE FOR ELECTION AT THE ANNUAL MEETING

    The following table sets forth information concerning the nominee for election as a Class I director at the Annual Meeting, including information as to such nominee's age as of the Record Date, position with the company and business experience.

NAME OF NOMINEE                               AGE            POSITION/PRINCIPAL OCCUPATION
---------------                             --------   ------------------------------------------
Venetia Kontogouris (1)(2)................     48      Director

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    VENETIA KONTOGOURIS has served on Viant's Board of Directors since
June 1996. From November 1999, Ms. Kontogouris has served as the Managing Director of Trident Capital, a venture capital firm and since July 1997, has served as the President of Enterprise Associates, LLC, the venture capital unit of IMS Health, an information solutions provider to the pharmaceutical and healthcare industries. From July 1997 to present, Ms. Kontogouris has also served as a Senior Vice President of Cognizant Corporation, a venture capital interest. From 1992 to July 1997, Ms. Kontogouris was a Senior Vice President with The Dun & Bradstreet Corporation, a business services company.
Ms Kontogouris serves on the Board of Directors of Cognizant Technology Solutions Corporation, an information technology consulting company and several private companies. Ms. Kontogouris holds a BA from Northeastern University and an MBA from the University of Chicago.

VOTE REQUIRED

    The nominee receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class I director.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                  FOR THE ELECTION OF THE NOMINEE LISTED ABOVE

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

    The following table sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director's age as of the Record Date, position with the Company and business experience.

NAME OF NOMINEE                               AGE            POSITION/PRINCIPAL OCCUPATION
---------------                             --------   ------------------------------------------
CLASS II DIRECTORS

William H. Davidow (1)(2).................     65      Chairman of the Board, Director
Kevin W. English..........................     47      Director

CLASS III DIRECTORS

Robert L. Gett............................     49      President and Chief Executive Officer
William E. Kelvie.........................     52      Director

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    ROBERT L. GETT has served as President and Chief Executive Officer and director of Viant since November 1996. From August 1990 to October 1996,
Mr. Gett was the President-North America and was on the Board of Directors for Cambridge Technology Partners (Massachusetts), Inc., a technology consulting and systems integration firm. From April 1988 to July 1990, Mr. Gett was President of Fidelity Software Development Company, a subsidiary of Fidelity Investments, a financial services company. From January 1982 to March 1988, Mr. Gett served as Managing director and Chief Information Officer of Smith Barney, Inc., a financial services company. Mr. Gett currently serves on the Board of Directors of Optika, Inc., an imaging and document management software company. Mr. Gett holds a BS in Mathematics from Indiana University of Pennsylvania and an MS in Technology Management from American University.

    WILLIAM H. DAVIDOW has served as the Chairman of Viant's Board of Directors since July 1997. From May 1985 to the present, he has served as a General Partner of Mohr, Davidow Ventures, a venture capital firm. Mr. Davidow is currently serving on the Board of Directors of Rambus, Inc., Power Integrations, Inc., and The Vantive Corporation. Mr. Davidow holds a BS and MS in electrical engineering from Dartmouth College and a PhD in electrical engineering from Stanford University.

    KEVIN W. ENGLISH has served on Viant's Board of Directors since April 1999. From October 1998 to November 1999, Mr. English has served as Chief Executive Officer and President of TheStreet.com. Mr. English was Chairman of the Board of the TheStreet.com from December 1998 to November 1999. Before joining TheStreet.com, Mr. English served as Vice President and General Manager of the Nexis Enterprise Group, a division of Lexis-Nexis, from February 1998 to
October 1998. From September 1997 to February 1998, Mr. English directed an advertiser remediation and recompense program for the Reed Travel Group, a wholly-owned subsidiary of ReedElsevier, and reported to the chairman of ReedElsevier, the parent company of Lexis-Nexis. Mr. English served as Vice President of Sales and Marketing of Lexis-Nexis from May 1995 to September 1997 and as a Senior Director from 1994 to May 1995. Mr. English holds a BA in history from Stonehill College.

    WILLIAM E. KELVIE has served on Viant's Board of Directors since June 1999. Mr. Kelvie has also served as a director of HomeStore since August 1998. He is the Executive Vice President and Chief Information Officer responsible for information technology systems at Fannie Mae, including its technology business and its internal systems. Mr. Kelvie joined Fannie Mae in November 1990 as Senior Vice President and Chief Information Officer and became Executive Vice President in

November 1992. Prior to his tenure at Fannie Mae, Mr. Kelvie was a partner with Nolan, Norton & Company, a management consulting company specializing in information technology strategies and plans and served in various capacities with The Dexter Corporation, a specialized manufacturing company, and The Travelers, an insurance and financial services company. Mr. Kelvie received a BS in English literature from Tufts University and an MS in English literature from Trinity College.

    There are no family relationships among any executive officer or director of the Company.

SECURITY OWNERSHIP

    The following table sets forth the beneficial ownership of the Company's common stock as of the Record Date (i) be each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table,"
(ii) by each director and nominee, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities and Exchange Act of 1934, as amended to be the beneficial owners of more that 5% if the Company's common stock. The column entitled "Options" consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of the Record Date, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. Unless indicated otherwise below, each stockholder named in the table has sole voting and investment power of the shares beneficially owned, subject to community property laws.

                                                                                PERCENTAGE OF
                                                       NUMBER OF                    SHARES
NAME OF PERSON OR ENTITY                                 SHARES      OPTIONS     OUTSTANDING
------------------------                               ----------   ---------   --------------
5% Stockholders
Mohr, Davidow Ventures(1)............................  3,214,478           --         6.9%
Kleiner Perkins Caufield & Byers(2)..................  2,498,657           --         5.3%
Putnam Investments(3)................................  12,177,980          --        26.0%
Robert L. Gett.......................................  3,258,216      886,670         8.7%

Executive Officers and Directors
Robert L. Gett.......................................  3,258,216      886,670         8.7%
M. Dwayne Nesmith....................................    202,000       32,000       *
Ben Levitan..........................................      2,000           --       *
Robbie O. Vann-Adibe.................................    428,200      917,896         2.8%
Richard J. Chavez....................................    200,000       20,000       *
Timothy A. Andrews...................................         --      137,500       *
Christopher Newell...................................         --       25,000       *
Diane M. Hall........................................     90,000       82,500       *
Mark G. Leiter.......................................         --           --       *
Sherwin A. Uretsky...................................     23,000       92,000       *
Tara Knowles.........................................         --           --       *
Venetia Kontogouris..................................     15,840       20,000       *
William H. Davidow(4)................................  3,431,705           --         7.3%
Kevin W. English.....................................      2,400       20,000       *
William E. Kelvie....................................         --       20,000       *
All directors and executive officers as a group
  (15 persons).......................................  7,653,361    2,253,566        20.1%

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) Consists of 3,186,146 shares held of record by Mohr, Davidow Ventures IV, L.P. and 28,332 shares held of record by MDV IV Entrepreneurs' Network Fund, L.P., an affiliated fund of Mohr, Davidow Ventures. William Davidow, Jonathan Feiber, Nancy Schoendorf, George Zachary and

    Lawrence Mohr, are General Partners of Mohr Davidow Ventures and all parties disclaim beneficial ownership of the 3,186,146 shares held by Mohr, Davidow Ventures except to the extent of each parties respective pecuniary interest therein. The address of Mohr, Davidow Ventures is 2775 Sand Hill Road, Suite 240, Menlo Park, California 94025.

(2) Consists of 1,948,319 shares held of record by Kleiner Perkins Caufield & Byers VIII, 531,352 shares held of record by KPCB Java Fund and 9,680 shares held of record by KPCB VII Founders Fund, affiliated funds of KPCB VIII Associates, L.P., and 9,306 shares held of record by KPCB Information Sciences Zaibatsu Fund II, an affiliated fund of KPCB VII Associates, L.P. Vinod Khosla, Brook Byers, Kevin Compton, John Doerr, William Hearst III, Joseph Lacob and Douglas Mackenzie each are General Partners of each of KPCB VIII Associates, L.P. and KPCB VII Associates, L.P. All of the above named individuals disclaim beneficial ownership of the shares held by these funds except to the extent of each parties respective pecuniary interest therein. The address for Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(3) Consists of 6,088,990 shares held of record by Putnam Investments, Inc., of which 11,800 of such shares have shared voting power, and 5,920,919 shares held of record by Putnam Investment Management, Inc., of which 3,524,200 shares are held by Putnam OTC & Emerging Growth Fund and 168,071 shares held of record by The Putnam Advisory Company, Inc., of which 11,800 of such shares have shared voting power. The address for Putnam Investments, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., is One Post Office Square, Boston, Massachusetts 02109.

(4) Consists of 22,431 shares held by Mr. Davidow, 106,963 shares held by the Chachagua Partnership, of which Mr. Davidow is a partner, 87,833 shares held by the Davidow Trust, over which Mr. Davidow has dispositive control and 3,214,478 shares held by Mohr, Davidow Ventures and its affiliated funds, 2775 Sand Hill Road, Suite 240, Menlo Park, California 94025. William Davidow, is a General Partner of Mohr Davidow Ventures and disclaims beneficial ownership of the 3,214,478 shares held by Mohr, Davidow Ventures except to the extent of his pecuniary interest therein.

CERTAIN TRANSACTIONS

    Between the dates of November 4, 1998 and February 1, 1999 Viant sold an aggregate of 3,168,704 shares of Series D preferred stock at a price of $6.39 per share. These shares converted on a 1:1 basis upon the closing of our initial public offering on June 23, 1999. The following directors, executive officers, holders of more than 5% of a class of voting securities and members of such person's immediate families purchased shares of Series D Preferred Stock:

PURCHASER (1)                                      SHARES OF SERIES D PREFERRED STOCK
-------------                                      ----------------------------------
Mohr, Davidow Ventures (2)(3)                                   283,328
Kleiner Perkins Caufield & Byers (2)                            186,155

------------------------

(1) See notes to table of beneficial ownership in "Principal and Selling Stockholders" for information relating to the beneficial ownership of such shares.

(2) A holder of more than 5% of a class of Viant's voting securities.

(3) Entity affiliated with William H. Davidow, Chairman of Viant's board of directors. The shares listed are owned by Mohr, Davidow Ventures IV.
    Mr. Davidow is a General Partner of Fourth MDV Partners, the General Partner of Mohr, Davidow Ventures IV. Mr. Davidow disclaims beneficial ownership of the shares listed except with respect to his proportionate partnership interest in them.

    Viant has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require us to indemnify such individuals to the fullest extent possible under Delaware law.

    We believe that all transactions between Viant and its officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to establishing the Compensation Committee, the Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of the Board of Directors or the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more then ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. During the fiscal year ended December 31, 1999, the following individuals filed late Forms 3, 4, or 5; Venetia Kontogouris, Ben Levitan, Mark Leiter, Sherwin Uretsky, Kevin English, Chirag Patel, and Michael McFarland.

BOARD OF DIRECTORS MEETINGS & COMMITTEES

    The Board of Directors of the Company held a total of 11 meetings during 1999. The Board of Directors established an Audit Committee and Compensation Committee in April 1999. The Board of Directors does not have a nominating committee or a committee performing such a function.

    The Audit Committee, which currently consists of directors William H. Davidow and Venetia Kontogouris, met 4 times during 1999. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control system and financial reporting procedures, reviews the general scope of the Company's annual audit and reviews and monitors the services provided by the Company's independent accountants.

    The Compensation Committee, which currently consists of directors William H. Davidow and Venetia Kontogouris, met 5 times during fiscal year 1999. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee administers the Company's Stock Option Plans and the Employee Stock Purchase Plan.

    No director, other than Kevin English, attended less than 75% of the total meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which such director served.

DIRECTORS COMPENSATION

    We do not currently compensate our directors in cash for their service as members of the Board of Directors, although we reimburse our directors for expenses in connection with attendance at Board of Director and compensation committee meetings. Under our stock option plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. During 1999, the Board of Directors granted options to purchase 20,000 shares of the Company's common stock to William H. Davidow, Venetia Kontogouris, William E. Kelvie, and Kevin W. English, respectively, at an exercise price per share of $4.50.

EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded, earned or paid to the Company's Chief Executive Officer, and the Company's four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 1999, for services rendered by each person in all capacities to the Company during the fiscal years 1997, 1998 and 1999. This information includes the dollar value of base salaries and bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights ("SARs") and has no long-term compensation benefits other than options.

SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                             ANNUAL             ------------
                                                          COMPENSATION           SECURITIES
                                                    -------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR       SALARY         BONUS        OPTIONS      COMPENSATION
---------------------------              --------   -----------   -----------   ------------   ------------
Robert Gett,                               1999     $174,230.81   $245,000.00          --        $      --
  President and Chief                      1998      123,077.00    100,000.00          --               --
  Executive Officer, and Director          1997      125,000.16            --          --               --

Timothy A. Andrews,                        1999      267,998.85    149,543.36      40,000               --
  Vice President and Chief Technology      1998      109,000.00     39,240.00          --               --
  Officer                                  1997              --            --          --               --

Richard J. Chavez,                         1999      221,442.40    137,294.29      54,000        10,000.00(1)
  Vice President and Chief Strategy        1998      210,073.00     51,282.00          --        35,000.00(2)
  Officer                                  1997      131,250.00     30,000.00          --               --

Sherwin A. Uretsky,                        1999      190,030.82    141,382.93      62,000               --
  Vice President and Chief Business        1998      158,538.00     49,683.00      10,000               --
  Development Officer                      1997       56,250.00            --          --               --

Diane M. Hall,                             1999      175,538.42    136,042.28      78,000               --
  Vice President and Chief People          1998      136,250.00     35,970.00          --               --
  Officer                                  1997       87,083.27     15,000.00          --               --

------------------------

(1) Represents Company's forgiveness of one-quarter of the principal amount of an outstanding loan from an agreement dated March 1998.

(2) Represents a relocation bonus paid in March 1998.

    On November 4, 1996, Viant and L. Gett entered into a Key Employee Agreement. Under the terms of Viant's Key Employee Agreement, Mr. Gett's employment with Viant shall last until the earlier of (i) Mr. Gett's death,
(ii) disability lasting 270 days, (iii) 30 days after written notice from Mr. Gett terminating the Agreement or (iv) 30 days after written notice by Viant, with or without cause, terminating the Agreement. Mr. Gett's base salary as of the date of the Agreement is $10,416.67 per month. As of June 30, 1997, Mr. Gett was eligible to receive a performance bonus determined by the Board of Directors, targeted between $100,000 and $200,000. Mr. Gett is eligible to receive deferred bonus, pension, group medical insurance, profit sharing and other benefits in place from time to time. If Mr. Gett's employment is terminated by Viant without cause, Viant has agreed to continue to pay
Mr. Gett's salary for a period of one year from the date of such termination. Mr. Gett will also continue to receive the same employee benefits which he had as an employee until the earlier of: (1) one year from the date of such termination, and (2) the date on which Mr. Gett is re-employed.

CHANGE OF CONTROL AGREEMENTS

    Viant has granted an option to Robert L. Gett that provides for accelerated vesting of option shares upon a "change of control", which, in general terms, would occur upon the closing of either (i) an acquisition in which the Company is not the continuing or surviving entity after the acquisition or (ii) a transaction or series of transactions or issuance or series of issuances in which ownership of more than 50% of the voting shares are transferred, except for the issuance of shares in the Company's initial public offering.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1999 to each executive officer named in the Summary Compensation Table above. In accordance with the rules of the Securities and Exchange Commission, the table sets forth hypothetical gains of "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective terms. These amounts do not represent the Company's estimate of future stock prices. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions. There can be no assurance that the potential realized values shown in this table will be achieved.

                                                   INDIVIDUAL GRANTS
                                             ------------------------------                     POTENTIAL REALIZABLE
                                NUMBER OF                                                         VALUE AT ASSUMED
                                SECURITIES                                                      ANNUAL RATES OF STOCK
                                UNDERLYING   % OF TOTAL                                          PRICE APPRECIATION
                                 OPTIONS       OPTIONS                                             FOR OPTION TERM
                                 GRANTED     GRANTED IN    EXERCISE OR BASE                     ---------------------
NAME                              # (1)      FISCAL 1999    PRICE $/SHARE     EXPIRATION DATE    5% ($)      10% ($)
----                            ----------   -----------   ----------------   ---------------   ---------   ---------
Robert L. Gett, President and
  Chief Executive Officer, and
  Director....................        --          --%            $ --                   --       $    --     $    --
Timothy A. Andrews, Vice
  President and Chief
  Technology Officer..........    40,000        0.55%            2.38           01/19/2009       154,745     246,406
Richard J. Chavez, Vice
  President and Chief Strategy
  Officer.....................    54,000        0.74%            2.38           01/19/2009       208,906     332,647
Sherwin A. Uretsky, Vice
  President and Chief Business
  Development Officer.........    62,000        0.85%            2.38           01/19/2009       239,855     381,929
Diane M. Hall, Vice President
  and Chief People Officer....    78,000        1.07%            2.38           01/19/2009       301,753     480,491

------------------------

(1) The options shown in the table were granted pursuant to the Company's 1999 Stock Option Plan. They were granted at fair market value and will expire ten years from the date of grant. Options granted under Viant's 1999 Stock Option Plan will generally vest over four years, with 25% of the shares vesting after one year and the remaining shares vesting in installments based on full calendar quarters over the next 36 months

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table describes for the named executive officers their option exercises for the fiscal year ended December 31, 1999, and exercisable and unexercisable options held by them as of December 31, 1999.

    The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on a value of $99.00 per share, the fair market value of our common stock as of December 31, 1999, and which was the closing price of our common stock on December 31, 1999, as reported on the NASDAQ stock market, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1996 and 1999 Stock Option Plans. Typically, the shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each quarter thereafter.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                   OPTIONS AT FISCAL           MONEY OPTIONS AT FISCAL
                                                       YEAR-END                     YEAR-END (1)
                                              ---------------------------   -----------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                          -----------   -------------   -------------   -------------
Robert L. Gett, President and Chief
  Executive Officer, and Director (2).......    506,664        380,006       $25,016,535     $18,762,796
Timothy A. Andrews, Vice President and Chief
  Technology Officer........................    112,500        315,000         5,428,125      15,153,750
Richard J. Chavez, Vice President and Chief
  Strategy Officer..........................    200,000        154,000         9,875,000       7,482,250
Sherwin A. Uretsky, Vice President and Chief
  Business Development Officer..............     97,000        152,000         4,749,063       7,328,938
Diane M. Hall, Vice President and Chief
  People Officer............................     65,000        163,000         3,198,438       7,858,563

------------------------

(1) These values have not been, and may never be, realized. These values are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's common stock on December 31, 1999.

(2) These options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of Viant that entitles us to repurchase unvested shares at their original exercise price on termination of the employee's services with Viant. The repurchase right lapses as to 25% of the shares subject to the option on November 4, 1996, 25% on November 4, 1997 and the balance, ratably by calendar quarter, over the next three years.

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Chief People Officer, setting the compensation of the Company's executive officers. Throughout 1999, the Compensation Committee was comprised solely of two non-employee directors, William Davidow and Venetia Kontogouis.

    COMPENSATION PHILOSOPHIES AND GOALS

    The Company's executive compensation program for 1999, which consisted of a combination of base salary, cash bonuses and stock options, is designed in large part to align executive incentives with the Company's strategic goals. Accordingly, a significant portion of the total cash compensation of the Company's executives is directly linked to the Company's and the executive's satisfaction of specified goals. By tying compensation to the achievement of the Company's core objectives and fundamental values, the Company believes that a performance-oriented environment is created for its executives and other employees.

    The Company's executive compensation program for 1999 was also intended to align executive and stockholder interests by providing executives with an equity interest in the Company through the granting of stock options. The Chief People Officer recommended the size of the option grant to the Compensation Committee for approval. The Compensation Committee based its review of such recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to the Company and the executive's current stock and option holdings.

    In addition to structuring its executive compensation program in a manner that will reward executives for the achievement of the Company's business objectives as well as for individual performance, the Company also seeks to attract and retain key executives through its compensation program.

    COMPENSATION IN FISCAL 1999 CASH COMPENSATION

    In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component is a significant percentage of the overall cash compensation payable to the Company's executive officers. For 1999, the Compensation Committee determined base salaries of the executive officers. The Company has adopted one consistent bonus plan for all employees in 1999, which covered the executive officers and other senior management of the Company. Under this bonus plan, the Chief People Officer recommended the target amount of bonus compensation payable to each participant for the year to the Compensation Committee for approval. Each participant's actual bonus compensation was determined based on the Company's and the participant's, as the case may be, achievement of specified goals in five key measurement areas:

    CLIENT SATISFACTION

    Depending on a participant's role in the Company, 15 to 25 percent of each participant's bonus compensation was based on an independent measurement of client satisfaction, executed by an outside party on behalf of the Company.

    FINANCIAL PERFORMANCE.

    Depending on a participant's role in the Company, 15 to 50 percent of a participant's bonus compensation was based on the Company's satisfaction of financial goals established by the Company. The Company established financial targets relating to revenue and gross margin, and each participant was entitled to receive a specified percentage from zero to 160 percent of the bonus compensation allocable to the specific financial goal, depending on the Company's actual financial achievement of each goal.

    CONTRIBUTION TO VIANT'S CORE VALUES.

    Depending on the participant's role in the Company, 15 to 33 percent of the participant's bonus compensation was based on their contribution (or demonstration) of Viant's core values with all stakeholders including clients, team members, partners and board of directors.

    All employees are measured throughout the year utilizing a 360-degree feedback process on their contributions to Viant's 8 core values: Excellence, Innovation, Can-Do-Spirit, Teamwork, Sharing & Learning, Courage, Empowerment, Speed & Flexibility. Each participant was entitled to receive a specified percentage from zero to 120 percent of the bonus compensation allocation to the specific core value, depending on the individual's achievement.

    ORGANIZATION.

    Depending on a participant's role in the Company, zero to 60 percent of a participant's bonus compensation was based on the achievement of specified organizational goals to be met on a Company and individual participant basis. The Company established organizational goals relating to hiring and retention of employees, office morale and growth and leadership development of others.

    PROFESSIONAL GROWTH AND DEVELOPMENT.

    Depending on a participant's role in the Company, 10 to 60 percent of a participant's bonus compensation was based on the achievement of professional growth and development goals set by the individual and his or her immediate supervisor at the beginning of each quarter of the year.

    In February 2000, the Compensation Committee reviewed the Company's and each executive officer's performance against the objective criteria described above. Based on this review, and in accordance with the criteria described above, bonus payments were approved to each executive officer ranging from approximately 124% to 194% of his or her full target bonus.

    The weighting of each of the above five key measurements varied for each participant, depending on his or her role in the Company. The achievement of these goals were measured on a Company-wide or individual basis, depending on the specific goal.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Gett's 1999 base salary was increased from $125,000 to approximately $175,000. His increased base salary was the result of Mr. Gett's strong accomplishments in the five key measurements set forth above, and, in addition, to his contributions, which exceeded our expectations, to Viant's overall physical and core business expansion and to the establishment of the Company's plans for its future business operations, which included the Company's successful, near-term, transition to a public company. In determining
Mr. Gett's bonus, we not only considered the factors described above and the level of success as to each one,but we also took into consideration the Company's financial performance with respect to revenue growth, gross margin (in comparison to the gross margins of the Company's competitors), and the ongoing development of the Company. Taking all of these factors into account, we awarded Mr. Gett a cash bonus of $245,000 for his performance during 1999. The cash bonus was paid during the first quarter of 2000.

    INCENTIVE COMPENSATION

    During 1999 the Named Executive Officers received options to purchase an aggregate of 234,000 shares of common stock at a weighted average exercise price of $2.38 per share, as indicated in the Option Grants in Last Fiscal Year table.

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. None of the compensation paid by the Company in fiscal 1999 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine was further action, if any, is appropriate.

                                        Respectfully submitted,

                                        THE COMPENSATION COMMITTEE

                                        William H. Davidow
                                        Venetia Kontogouris

                                 PROPOSAL NO. 2
                    INCREASE IN NUMBER OF SHARES AUTHORIZED
                      UNDER THE COMPANY'S 1999 STOCK PLAN

    The Company's Board of Directors and stockholders have previously adopted and approved the 1999 Stock Plan (the "Stock Plan"). A total of 9,737,858 shares of common stock have been reserved for issuance under the Stock Plan, of which 2,628,676 shares were available for future grant as of the Record Date, provided, however, that an additional 1,878,180 shares have become available for future grant pursuant to the terms of the Stock Plan. In April 2000, the Board of Directors authorized an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 4,500,000, bringing the total number of shares issuable under the Stock Plan to 16,070,038 of which 7,420,610 are currently subject to outstanding option grants.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Stock Plan to increase the number of shares of common stock reserved for issuance thereunder. A vote for the amendment of the Stock Plan will constitute approval of the proposed increase in the number of shares authorized for issuance under the Stock Plan.

    The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Stock Plan is set forth below.

SUMMARY OF THE STOCK PLAN

    GENERAL. The Stock Plan was originally adopted by the Board of Directors (the "Board") in January 1999 and initially approved by the stockholders in April 1999, with subsequent amendments being approved by Board and the stockholders in June 1999. The Stock Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options and rights to purchase common stock. Options granted under the Stock Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee.

    PURPOSE. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company's business.

    ADMINISTRATION. The Stock Plan may be administered by the Board or the Committee. Subject to the other provisions of the Stock Plan, the administrator has the authority: (i) to determine the fair market value of the Company's common stock; (ii) to select the service providers (employees, directors or consultants) to whom options and stock purchase rights may be granted under the Stock Plan; (iii) to determine the number of shares of common stock to be covered by each option and stock purchase right granted under the Stock Plan;
(iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of any option or stock purchase right granted under the Stock Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of common stock relating thereto, based in each case on such factors as the administrator of the Stock Plan, in its sole discretion, shall determine;
(vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the common stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend any option or stock purchase right (subject to certain provisions of the Stock Plan), including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Stock Plan; (xi) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or stock purchase right previously granted by the administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

    The Compensation Committee has authorized the Chief Executive Officer of the Company to make initial option grants of up to 30,000 shares to new employees. The Chief Executive Officer has authority to grant such options to new employees who do not report directly to him; the Chief Financial Officer's approval is required to grant such options to new employees who report directly to the Chief Executive Officer. The Chief Executive Officer and Chief Financial Officer report to the Compensation Committee with regard to such matters.

    ELIGIBILITY. The Stock Plan provides that options and rights may be granted to the Company's employees, directors and consultants. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the common stock on the date of grant.

    PERFORMANCE-BASED COMPENSATION LIMITATIONS. No employee, director or consultant shall be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of common stock. In connection with his or her initial service to the Company, an employee, director or consultant may be granted options to purchase up to an additional 1,000,000 shares, which do not count against the 1,000,000 share limit. The foregoing limitations, which shall be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) EXERCISE PRICE. The Board or the Committee determines the exercise price of options to purchase shares of common stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the common stock on the date the option is granted. As the Company's common stock is listed on the Nasdaq National Market, the fair market value shall be the closing sales price of the common stock (or the closing bid if no sales were reported) on the date the option is granted.

    (b) FORM OF CONSIDERATION. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of common stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination of such methods.

    (c) EXERCISE OF THE OPTION. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant.

    (d) TERMINATION OF EMPLOYMENT. If an optionee ceases for any reason (other than death or permanent disability) to be a service provider to the Company, then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed three months after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (e) PERMANENT DISABILITY. If an optionee ceases to be a service provider to the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) twelve months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) DEATH. If an optionee dies while a service provider to the Company, his or her option shall expire upon the earlier of (i) twelve months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) TERMINATION OF OPTIONS. Each stock option agreement will specify the term of the option. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) NONTRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    (i) VALUE LIMITATION. If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

    (j) OTHER PROVISIONS. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION, CORPORATE TRANSACTIONS. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Stock Plan, and the exercise price of any such outstanding option or stock purchase right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be accelerated. In the event of the proposed dissolution or liquidation of the Company, the exercisability of all outstanding options and rights may be accelerated at the discretion of the Administrator. To the extent they have not been previously exercised, options shall terminate upon consummation of the action.

    AMENDMENT, SUSPENSIONS AND TERMINATION OF THE STOCK PLAN. The Board may amend, alter, suspend or terminate the Stock Plan at any time; provided, however, that the Company shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable rule or statute. In any event, the Stock Plan will terminate automatically in 2009.

    FEDERAL TAX INFORMATION. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not quality as incentive stock options are nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

    The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of the Company's common stock present and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 1999 STOCK PLAN SET FORTH ABOVE.

           PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The Company has selected PricewaterhouseCoopers, LLP as its principal independent accountants to perform the audit of the Company's financial statements for the current fiscal year, and the Stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers, LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of the Company's common stock present and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers, LLC.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
          RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS, LLP

PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's common stock at December 31, 1999 since June 18, 1999 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the "Nasdaq Stock Market (U.S.)" index, and (ii) the "Chase H&Q Information Services" index. The graph assumes the investment of $100 in the Company's common stock and each of such indices (from June 18, 1999) and reflects the change in the market price of the Company's common stock relative to the noted indices at quarterly intervals from June 18, 1999 to December 31, 1999 (and not for any interim periods). The performance shown is not necessarily indicative of future price performance.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
         AMONG VIANT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE CHASE H & Q INFORMATION SERVICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                  6/18/99  12/31/99
VIANT CORP                            100    618.75
NASDAQ STOCK MARKET (U.S.)            100    164.37
CHASE H & Q INFORMATION SERVICES      100    146.83

DOLLARS

* $100 INVESTED ON 6/18/83 IN STOCK OR ON 5/31/99 INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31,

OTHER MATTERS

    The Board of Directors does not presently intend to bring any other business before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                        By Order of the Board of Directors

                                        /s/ Issac J. Vaughn
       -------------------------------------------------------------------------
                                        Issac J. Vaughn
                                        Secretary

Boston, Massachusetts
May 1, 2000

                                VIANT CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                             WEDNESDAY, MAY 24, 2000

         The undersigned hereby appoints Robert Gett, Dwayne Nesmith, Issac J. Vaughn and Jason Altieri, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Viant Corporation (the "Company") to be held at 89 State Street, Boston Massachusetts 02111 on Wednesday, May 24, 2000 at 10:00 a.m. local time, and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS I DIRECTOR LISTED BELOW, A VOTE FOR PROPOSAL 2 AND A VOTE FOR PROPOSAL 3.

PROPOSAL 1: To elect a Class I director to hold office for three years or until her successor is elected.

FOR the nominee listed              WITHHOLD AUTHORITY                   NOMINEE: Venetia Kontogouris
at right (except as marked          to vote FOR the nominee
to the contrary).                   listed at right.

                                                                         To withhold authority to vote for any
                                                                         nominee(s), write such nominee(s)'
                                                                         name(s) below:



              ---------------------------------

PROPOSAL 2: To approve an amendment to the 1999 Stock Plan (the "Plan"), pursuant to which an additional 4,500,000 shares of the Company's common stock will be reserved for issuance under such Plan.

                 FOR                                  AGAINST                          ABSTAIN



PROPOSAL 3: To ratify the selection of PricewaterhouseCoopers, L.L.P. as the
            Company's independent auditors.


                 FOR                                  AGAINST                          ABSTAIN



Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased Stockholder should give their full title. Please date the Proxy.

Signature:        _____________________________________

Signature:        _____________________________________

Date:             _____________________________________

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.